Getaround Reports Third Quarter 2024 Financial Results

Net Loss Declines 43% Year-over-Year; Adjusted EBITDA Loss Improves 18%

OAKLAND, CA – November 14, 2024 – Getaround (OTCQB: GETR), the world's first connected carsharing marketplace, today announced financial results for the third quarter of 2024 ended September 30, 2024.

Third Quarter 2024 Highlights

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Total revenue of $22.4 million versus $23.8 million in the prior-year period
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Gross Booking Value of $65.1 million compared to $53.0 million as of June 30, 2024
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Gross Margin from Service Revenue expanded to 90%, an increase of 300 basis points year-over-year
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Trip Contribution Margin decreased to 48%, a decrease of 400 basis points year-over-year
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GAAP net loss of $15.5 million compared to $27.3 million a year ago
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Adjusted EBITDA loss of $9.3 million versus $11.3 million in 2023
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Appointed AJ Lee, Chief Operating Officer, to the role of Interim Chief Executive Officer

“We believe Getaround continues to gain momentum following our restructuring efforts, positioning the Company for what we expect will be its most successful year to date,” said AJ Lee, Interim CEO. “While revenue in the third quarter saw a minor decrease compared to 2023, primarily attributable to the planned suspension of operations in New York State, the Company demonstrated sequential top-line growth from the second quarter. This growth – coupled with an 18% reduction in Adjusted EBITDA loss on a year-over-year basis – underscores the effectiveness of our operational execution and a focus on cost optimization that we believe puts us on a secure trajectory for sustainable and profitable growth.”

The Company expects to resume hosting quarterly conference calls at the end of fiscal 2024.

Financial Results

Getaround reported revenue of $22.4 million in the third quarter of fiscal 2024 versus $23.8 million in the prior-year period, with the lower revenue primarily reflecting the decision to suspend operations in New York State earlier in 2024.

The Company reported an operating loss of $16.5 million in the fiscal 2024 third quarter compared with $19.1 million in the prior-year period. Reported net loss was $15.5 million, or $(0.15) per diluted share, versus $27.3 million, or $(0.29) per diluted share, in the quarter ended September 30, 2023.

About Getaround

Offering a digital experience, Getaround (OTCQB: GETR) makes sharing cars and trucks simple through its proprietary cloud and in-car Getaround Connect® technology. The company empowers consumers to shift away from car ownership through instant and convenient access to desirable, affordable, and safe cars from entrepreneurial hosts. Getaround’s on-demand technology enables a contactless experience — no waiting in line at a car rental facility, manually completing paperwork or meeting anyone to collect or drop off car keys. Getaround’s purpose is to propel the world’s transition to a more sustainable society, economy and environment with its peer-to-peer connected carsharing marketplace. Launched in 2011,

Getaround Reports Third Quarter 2024 Financial Results

Getaround is available today in more than 1,000 cities across 8 countries including the United States and Europe. For more information, please visit https://www.getaround.com/.

Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. In particular, the statements contained in the quotations of our interim Chief Executive Officer with respect to expectations regarding the Company’s competitive position in the carsharing space, operational execution, cost optimization, and ability to achieve sustainable and profitable growth. Forward-looking statements can be identified by the fact that they do not relate strictly to historical facts and generally contain words such as "believes,” "expects,” "may,” "will,” "should,” "seeks,” "approximately,” "intends,” "plans,” "estimates,” "anticipates,” and other expressions that are predictions of or indicate future events. Although the forward-looking statements contained in this press release are based upon information available at the time the statements are made and reflect management's good faith beliefs, forward-looking statements inherently involve known and unknown risks, uncertainties and other factors, including the dilutive effect of future financings, which may cause the actual results, performance or achievements to differ materially from anticipated future results.

These risks and uncertainties include those described in our filings which we make with the SEC from time to time, including the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2023. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Getaround Reports Third Quarter 2024 Financial Results

Consolidated Balance Sheet

(In thousands, except share and per share data)		September 30, 2024		December 31, 2023
		(Unaudited)		
Assets				
Current Assets				
Cash and cash equivalents	$	30,797	$	15,624
Accounts receivable, net		728		853
Prepaid expenses and other current assets		7,811		10,131
Total Current Assets	**$**	**39,336**	**$**	**26,608**
Property and equipment, net		1,528		8,504
Operating lease right-of-use assets, net		1,281		12,162
Goodwill		96,984		95,869
Intangible assets, net		6,826		13,358
Other assets		7,360		4,635
Total Assets	**$**	**153,315**	**$**	**161,136**
Liabilities and Stockholders' Equity (Deficit)				
Current Liabilities				
Accounts payable	$	6,408	$	15,552
Accrued host payments and insurance fees		14,257		13,192
Operating lease liabilities, current		194		2,268
Notes payable, current ($0 and $18,568 measured at fair value, respectively)		1,583		19,904
Other accrued liabilities		43,401		48,107
Deferred revenue		1,024		684
Total Current Liabilities	**$**	**66,867**	**$**	**99,707**
Notes payable ($70,970 and $0 measured at fair value, respectively)		73,764		2,122
Convertible notes payable ($44,760 and $40,370 measured at fair value, respectively)		44,760		40,469
Operating lease liabilities (net of current portion)		1,087		15,487
Deferred tax liabilities		274		212
Warrant liability		15		20
Total Liabilities	**$**	**186,767**	**$**	**158,017**
Stockholders' Equity (Deficit)				
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 97,120,623 and 92,827,281 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	$	10	$	9
Additional paid-in capital		870,179		859,163
Stockholder notes		(8,284)		(8,284)
Accumulated deficit		(934,469)		(875,955)
Accumulated other comprehensive income		39,112		28,186
Total Stockholders' Equity (Deficit)	**$**	**(33,452)**	**$**	**3,119**
Total Liabilities and Stockholders' Equity (Deficit)	**$**	**153,315**	**$**	**161,136**

Getaround Reports Third Quarter 2024 Financial Results

Non-GAAP Financial Measures

We use Gross Booking Value, Gross Margin from Service Revenue, Trip Contribution Profit, Trip Contribution Margin and Adjusted EBITDA, each of which are non-GAAP financial measures, in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with the Getaround Board concerning our financial performance. Our definitions of these non-GAAP financial measures may differ from definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar financial measures. Furthermore, these financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for, or in isolation from, financial measures prepared in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on

Getaround Reports Third Quarter 2024 Financial Results

any single financial measure, and to view the non-GAAP financial measures in conjunction with their most directly comparable GAAP financial measures.

Gross Booking Value

Gross Booking Value (“GBV”) represents the dollar value of all service transactions on our platform during a period, charged to both guests and hosts, net of cancellations. This includes charges for transactions resulting from all revenue generating activities, inclusive of all pass-through fees and taxes, net of lease revenue. As such, we consider GBV to be a key indicator of our market scale. Growth of GBV reflects our ability to attract and retain guests and hosts on our platform.

The following tables present a reconciliation of Gross Booking Value from the most comparable GAAP measure, Service Revenues, for the periods presented:

Trip Contribution Profit and Trip Contribution Margin

Trip Contribution Profit is defined as our gross profit from Service revenue adjusted for: (i) cost of Service revenue, amortization and depreciation; and (ii) trip support costs, which consist of auto insurance expenses, claims support and customer relations costs. We define Trip Contribution Margin as Trip Contribution Profit divided by Service revenue recognized during the period presented. We believe these measures are leading indicators of our ability to achieve profitability and sustain or increase it over time. Trip Contribution Profit and Trip Contribution Margin are measures we use to understand and evaluate our operating performance and trends. Trip Contribution Profit and Trip Contribution Margin have generally increased over the periods as Service revenue increased while costs considered in the calculation of Trip Contribution Profit decreased as a percentage of Total Revenues.

The following tables present a reconciliation of Trip Contribution Profit from the most comparable GAAP measure, gross profit from Service revenue, for the periods presented:

Getaround Reports Third Quarter 2024 Financial Results

Adjusted EBITDA

We define Adjusted EBITDA as net income adjusted for: (i) fair value adjustment of instruments carried at fair value; (ii) interest income (expense) and other income (expense); (iii) income tax provision; (iv) depreciation and amortization; (v) stock-based compensation expense; (vi) contingent compensation; and (vii) certain expenses determined to be incurred outside of the regular course of business which includes: one-time expenses related to the shutdown of the Green St. Office, legal fees to raise capital, certain legal settlements and business combination-related legal fees, and investments in preparation of going public, initial implementation projects and transaction costs associated with proposed business combinations that are not subject to deferral. Adjusted EBITDA is a key performance measure that we use to assess operating performance and operating leverage of our business. As Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. Accordingly, we believe that Adjusted EBITDA provides useful to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. The items excluded from our Adjusted EBITDA calculation are either non-cash in nature, or not driven by core results of recurring operations and therefore not predictable or recurring, rendering comparisons with prior periods and competitors less meaningful.

The following tables present a reconciliation of Adjusted EBITDA from the most comparable GAAP measure, Net Loss, for the periods presented:

Getaround Reports Third Quarter 2024 Financial Results

Investors: investors@getaround.com Chris Witty 646-438-9385 cwitty@darrowir.com Media: press@getaround.com Source: Getaround

Getaround Reports Third Quarter 2024 Financial Results